Exhibit 5.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this post-effective amendment Registration Statement on Form F-10 of our reports dated March 28, 2013, relating to the consolidated financial statements of Brookfield Asset Management Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2012.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

November 29, 2013

Toronto, Canada